EXHIBIT 23.3



                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Commission File No. 33-6867) for the Developed Technology Resource, Inc. 1992 Stock Option Plan of our report dated December 8, 1995 appearing on page F-3 of this Annual Report on Form 10-KSB.





PRICE WATERHOUSE LLP
Minneapolis, Minnesota
January 27, 1997